Exhibit 99.1

Investor Relations
605.782.1767

MetaBank® Released from OCC Consent Order

Sioux Falls, South Dakota – August 7, 2014, Meta Financial Group, Inc. ® (“MFG” or the “Company”)

Meta Financial Group, Inc. (NASDAQ: “CASH” – NEWS) announced that its bank subsidiary, MetaBank, has been released from its Consent Order by the Office of the Comptroller of the Currency (OCC).  The Consent Order, originally issued by the Office of Thrift Supervsion (OTS) in July 2011, was terminated by the OCC effective August 7, 2014.

Chairman and CEO J. Tyler Haahr commented, “I am very proud of our employees, who have worked extremely hard with and under the guidance of our board, management, and our regulators over the last few years to improve processes and controls, while continuing to serve our customers.  While under the OCC Consent Order, we were able to increase earnings and grow the balance sheet, raise significant amounts of new capital, and make significant investments in compliance-related infrastructure.  Now that the Consent Order is lifted, we believe our growth prospects are even stronger.  We are excited about the opportunities to more easily add new strategic partnerships, and in fact we recently signed a new prepaid program manager.  We also look forward to deepening our existing relationships, and we are excited to roll out new products and services and enhance existing products, all of which we think will add new and diversified revenue streams and spur further growth with current and new partners and customers.”

This press release and other important information about the Company are available at http://www.metafinancialgroup.com.

Meta Financial Group, Inc.®, (“Meta Financial” or “the Company” or “us”) and its wholly-owned subsidiary, MetaBank™ (the “Bank” or “MetaBank”), may from time to time make written or oral “forward-looking statements,” including this earnings release, statements contained in its filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank™ (the “Bank”) or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company’s employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; the scope of restrictions and compliance requirements imposed by the Consent Order entered into by the Company with the Federal Reserve; the impact of changes in financial services’ laws and regulations, including but not limited to our relationship with our regulators, the OCC and the Federal Reserve; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; litigation risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic filings with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.